Exhibit 99.2

 AngioDynamics   Third Quarter 2020 Earnings PresentationApril 7, 2020

 Notice Regarding Forward-Looking StatementsThis presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019 and the Quarterly Report on Form 10-Q for the period ended February 29, 2020. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this presentation, AngioDynamics has reported adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); adjusted net income; adjusted earnings per shar, free cash flow and net sales on an organic basis, excluding acquired assets and Asclera. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.  Forward-Looking Statements

Third Quarter FY2020 Highlights

Financial Performance

(in millions)	Q3 FY20	Q3 FY19	Change
Revenue	$69.8	$65.5	6.5%
Revenue Excluding Asclera	$69.8	$63.9	9.3%
Gross Margin	57.8%	58.2%	(40 bps)
Adjusted EPS	$0.01	$0.05	($0.04)
Adjusted EBITDA	$3.8	$7.7	($3.9)
Cash Used in Operations	($17.8)	$8.3	
Free Cash Flow	($19.6)	$7.5	

Product Family Year-over-Year Sales Growth

Vascular Interventions and Therapies	
AngioVac®	44%
Thrombolytic	24%
Core Peripheral	9%
Venous Insufficiency	(15%)*
Vascular Access	
Midlines	16%
PICCs	14%
Ports	11%
Dialysis	1%
Oncology	
NanoKnife®	47%
Solero® Microwave	(2%)
BioSentry	(1%)
Alatus and IsoLoc Balloons	(14%)
RadioFrequency Ablation	(23%)

* Excluding Asclera, Venous Insufficiency growth was 2%.

Corporate Developments

- Monitoring sales, liquidity, procedural volume and third party spend in light of COVID-19. Please refer to "Risk Factors" included in Form 10-Q for the period ended February 29, 2020.
- Operational modifications in light of COVID-19 – Field based and office based personnel working remotely: Manufacturing continuity.
- NanoKnife DIRECT study: 19 sites have secured IRB approval.
- Acquisition of the C3 Wave PICC tip location system in December 2019.
- As a result of the ongoing COVID-19 pandemic and the resulting uncertain impact on the healthcare system, the Company has withdrawn its FY2020 guidance.

3

angiodynamics

Third Quarter FY2020 Results (unaudited)  $ in thousands (except per share data)  FY2020Q3 Results  FY2019Q3 Results  Change  FY2020YTD Results  FY2019YTD Results  Change  Revenue Vascular Interventions and Therapies Vascular Access Oncology United States International  $69,78030,55224,64214,58654,88914,891  $65,52429,29822,34813,87853,40012,124  6.5%*4.3%*10.3%5.1%2.8%*22.8%  $205,82590,61670,58544,624163,38142,444  $199,45188,87069,86140,720161,19538,256  3.2%*2.0%*1.0%9.6%1.4%*10.9%  Net Loss from Continuing OperationsAdjusted Net Income  ($5,709)$362  ($4,609)$1,876    ($9,720)$5,687  ($13,899)$5,447    GAAP Loss Per ShareNon-GAAP Adjusted EPS  ($0.15)$0.01  ($0.12)$0.05    ($0.26)$0.15  ($0.37)$0.14    Gross Margin  57.8%  58.2%    58.3%  57.5%    Adjusted EBITDA  $3,790  $7,655    $17,480  $22,027    Free Cash Flow  ($19,579)  $7,455    ($24,190)  $10,125    Cash  $27,160  $227,641**    $27,160  $227,641**    Debt  $15,000  $132,500**    $15,000  $132,500**    * When excluding Asclera: AngioDynamics growth was 9.3% FY20 Q3 and 5.7% YTD Vascular Interventions and Therapies growth was 10.5% FY20 Q3 and 7.8% YTD U.S. growth was 6.1% FY20 Q3 and 4.5% YTD** Balances reflect amounts at May 31, 2019.

 We are dependent on the proper functioning of our critical facilities, our supply chain and distribution networks and our sales force as well as the financial stability of our customers, all of which could be negatively impacted by the coronavirus in a manner that could materially adversely affect our business, financial condition or results of operations.Our ability to manufacture products may be materially adversely impacted by the coronavirus.The Novel Coronavirus Disease 2019 (COVID-19) (“coronavirus”) is impacting worldwide economic activity. Estimates for economic growth have been reduced as a result of the coronavirus, which may have a corresponding effect on our sales activity. The virus continues to spread globally, has been declared a pandemic by the World Health Organization and has spread to over 100 countries, including the United States. The impact of this pandemic has been and will likely continue to be extensive in many aspects of society, which has resulted in and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. With the spread of the coronavirus to the United States and other countries, it is unclear how economic activity and work flows might be impacted on a worldwide basis. Many employers in the United States are requiring their employees to work from home or not come into their offices or facilities. We manufacture primarily out of one facility in Queensbury, New York, and partially out of a facility in Glens Falls, New York. If the manufacturing capabilities of these two sites are impacted as a result of the coronavirus, it may not be possible for us to timely manufacture relevant products at required levels or at all. A reduction or interruption in any of our manufacturing processes could have a material adverse effect on our business, results of operations, financial condition and cash flows. We also might be unable to obtain products, product components, or sterilized products from our suppliers and vendors due to the additional constraints on suppliers created by the coronavirus. Any delays in delivery of or shortages in products and components could interrupt and delay manufacturing of our products and result in the cancellation of orders for our products. Our sales may be materially adversely impacted by the coronavirus.Our sales force functions by meeting in person with physicians and health care providers to discuss our products. The coronavirus may negatively affect demand for our products by limiting the ability of our sales personnel to maintain their customary contacts with customers for a period of time. We may also find that distributors will have to prioritize their work load and may be forced to slow their activities as a result of the coronavirus. As a result, we cannot assure you that our sales force or distributors will increase or maintain our current levels of unit sales or increase or maintain our current unit pricing, which, in turn, could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, there is a risk that our international distributors will not be financially viable due to the impact of coronavirus in their respective countries.We may also experience significant and unpredictable reductions in demand for certain products as our health care customers re-prioritize the treatment of patients and divert resources away from non-coronavirus areas. For example, elective surgeries are being de-prioritized which will negatively impact the usage of certain products, including, without limitation, our EVLT and core products and certain Oncology products. As a result of coronavirus, our customers and vendors may experience financial difficulties or be unable to borrow money to fund their operations, which may adversely impact their ability to purchase our products or pay for our products on a timely basis, if at all. The execution of our clinical studies may be materially adversely impacted by the coronavirus.Our future business prospects are highly dependent on generating, collecting and disseminating data pursuant to clinical trials. Clinical trials, including, without limitation, our DIRECT Study, studying the use of NanoKnife to treat pancreatic cancer, and our Pathfinder Registry, collecting data on the use of our Atherectomy laser, may be materially impacted by the coronavirus as hospitals prioritize treating coronavirus patients and creating capacity. Delays in the initiation of sites or enrollment of patients in these and other clinical studies, may have a material adverse effect on our results of operations and future business prospects.Our ability to raise capital may be materially adversely impacted by the coronavirus.Any sustained disruption in the capital markets from the COVID-19 pandemic could negatively impact our ability to raise capital. As of the end of our third fiscal quarter we have a strong balance sheet and do not anticipate the need to raise additional capital. However, we cannot predict when the macro-economic disruption stemming from the coronavirus will ebb or when the economy will return to pre-coronavirus levels, if at all. If the macro-economic disruption continues for pro-longed periods we may need to raise additional capital and capital may not be available on acceptable terms, or at all.The impact of the coronavirus on economic activity, and its effect on our manufacturing facility, supply chain and distribution networks, our sales force and our customers are uncertain at this time and could have a material adverse effect on our results, especially to the extent theses effects persist or exacerbate over an extended period of time.Value of our goodwill and other long lived intangible assets may be materially impaired as a result of COVID-19.A significant portion of our assets consists of goodwill, intangible assets and fixed assets, the carrying value of which may be reduced if we determine that those assets are impaired.Most of our intangible and fixed assets have finite useful lives and are amortized or depreciated over their useful lives on either a straight-line basis or over the expected period of benefit or as revenues are earned from the sales of the related products. The underlying assumptions regarding the estimated useful lives of these intangible assets are reviewed quarterly and more often if an event or circumstance occurs making it likely that the carrying value of the assets may not be recoverable and are adjusted through accelerated amortization if necessary. Whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable we test intangible assets for impairment based on estimates of future cash flows. Based upon the ultimate scope and scale of the COVID-19 global pandemic, there may be materially negative impacts the assumptions we made with respect to our goodwill and other long lived intangible assets and could result in an impairment of such assets.   COVID-19 Risk Factor (included in the February 29, 2020 10-Q)

 GAAP to Non-GAAP Reconciliation

 Reconciliation of GAAP to Non-GAAP Net Income and EPS    Amounts in thousands  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for February 29, 2020 and February 28, 2019.

 Reconciliation of Net Loss to Adjusted EBITDA  Amounts in thousands

 Growth through  Focus Execution Accountability